                                                                      EXHIBIT 11

                           COMVERSE TECHNOLOGY, INC.

                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                        THREE  MONTHS ENDED
                                                           SEPTEMBER 30,
                                                         1994 (1)     1995

Primary earnings per share:

    Net income                                           $  3,472    $ 4,707
                                                         ========    =======

Weighted average number of outstanding common shares       20,942     21,146
Additional shares assuming exercise of stock options          831      1,681
                                                         --------    -------
Weighted average number of outstanding common
 and common equivalent shares                              21,773     22,827
                                                         ========    =======

Primary earnings per share                               $   0.16    $  0.21
                                                         ========    =======


Fully diluted earnings per share:

    Net income                                                        $4,707
                                                                      ======


Weighted average number of outstanding common shares                  21,146
Additional shares assuming exercise of stock options                   1,783
                                                                     -------
Weighted average number of outstanding common shares
  assuming full dilution                                              22,929
                                                                     =======

Fully diluted earnings per share                                     $  0.21
                                                                     =======


(1) Fully diluted earnings per share for the three month period ended September 30, 1994 were antidilutive and are omitted.

                                                                      EXHIBIT 11
                                                                     (continued)
                           COMVERSE TECHNOLOGY, INC.

                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                        NINE  MONTHS ENDED
                                                           SEPTEMBER 30,
                                                        1994 (1)     1995
[S]                                                     [C]        [C]

Primary earnings per share:

    Net income                                           $ 8,360    $11,872
                                                         =======    =======

Weighted average number of outstanding common shares      20,921     21,061
Additional shares assuming exercise of stock options         885      1,407
                                                         -------    -------
Weighted average number of outstanding common
   and common equivalent shares                           21,806     22,468
                                                         =======    =======

Primary earnings per share                               $  0.38    $  0.53
                                                         =======    =======


Fully diluted earnings per share:

    Net income                                                      $11,872
                                                                    =======


Weighted average number of outstanding common shares                 21,061
Additional shares assuming exercise of stock options                  1,551
                                                                    -------
Weighted average number of outstanding common shares
  assuming full dilution                                             22,612
                                                                    =======

Fully diluted earnings per share                                    $  0.53
                                                                    =======


(1) Fully diluted earnings per share for the nine month period ended September 30, 1994 were antidilutive and are omitted.



                                 Page 18 of 18